To:               THE CIT GROUP/BUSINESS CREDIT, INC.

Address:          5420 LBJ Freeway
                  Suite 200
                  Dallas, Texas  75240

                                 August 6, 2004

                             STOCK PLEDGE AGREEMENT

        [STOCK IN UNITED FUEL & ENERGY CORPORATION OWNED BY SCOTT HELLER]

Gentlemen:

         Reference is made to a certain Financing Agreement dated October 10, 2003 (herein called, as amended from time to time, the "Financing Agreement"), between The CIT Group/Business Credit, Inc. ("CIT"), Eddins-Walcher Company ("EWC") and Three D Oil Co. of Kilgore, Inc. ("Three D", together with EWC, the "Company"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein. As security for: (a) (i) the full and indefeasible payment and performance when due of all now existing and future Obligations of the Company to CIT, whether absolute or contingent, however acquired by CIT, and whether arising under the Financing Agreement as now written or as amended or supplemented or augmented hereafter, or by virtue of any guaranty now or hereafter executed by the Company in your favor, in law or otherwise; and (ii) the full and indefeasible payment and performance of all now existing and future obligations of United Fuel & Energy Corporation, a Texas corporation ("United") and of United Fuel & Energy Corporation, formerly known as Brands Shopping Network, Inc., a Nevada corporation ("Parent") to CIT, whether absolute or contingent, however acquired by CIT, and whether arising under the Financing Agreement as now written or as amended or supplemented or augmented hereafter, or by virtue of any guaranty now or hereafter executed by United or by Parent in your favor in law or otherwise; (b) any liability or indebtedness CIT may incur because of any guaranty it may issue at the request of the Company; (c) the amount of all expenses (including reasonable attorneys' fees) incurred by CIT in collecting or attempting to collect any of the Company's or United's or Parent's obligations to CIT whether from the Company or United or Parent or any other obligor or in realizing upon collateral; and (d) any interest from the due date at the Default Rate of Interest specified in the Financing Agreement on all amounts payable to CIT hereunder (all indebtedness, obligations and liabilities set forth in clauses (a)-(d) herein collectively called the "Secured Obligations"), Scott Heller ("Pledgor") hereby pledges, assigns, transfers, delivers and sets over to CIT all of its right, title and interest in and to any and all securities issued by Parent now or hereafter owned by Pledgor (the "Securities"), including, but not limited to, any Securities listed on Schedule A attached hereto.

         This pledge includes all right, title and interest in and to and is a continuing lien upon and security interest in, all of said Securities together with any and all rights, coupons, warrants or rights to subscribe, options, dividends, liquidating dividends, splits, dividends paid in stock, dividends paid in Securities, new or reclassified Securities, or any other property which Pledgor is or may hereafter become entitled to receive on account of such Securities, any and all increments, substitutions, additions or replacements thereof, and any and all proceeds thereof (all collectively hereinafter referred to as the "Pledged Collateral"); provided, however, that until the occurrence of an Event of Default (as hereinafter defined) that shall then be continuing, Pledgor shall be entitled to all cash dividends and all interest paid on the Pledged Collateral free of the security interest created under this Agreement. All Pledged Collateral received hereafter by Pledgor shall be received in trust for the benefit of CIT, and all certificates or other written instruments or documents evidencing and/or representing any Pledged Collateral received hereafter by Pledgor, together with such instruments of transfer as CIT may request, shall promptly be delivered to or deposited with CIT and held by CIT as Pledged Collateral under the terms of this Stock Pledge Agreement. CIT shall be deemed to have possession of any Pledged Collateral in transit to CIT. Pledgor hereby authorizes CIT to file such financing statements in connection with this grant of a security interest in the Pledged Collateral as shall be deemed desirable by CIT.

         This Stock Pledge Agreement is executed as an inducement to CIT to make loans or advances to the Company or issue guaranties at the request of the Company, or otherwise to extend credit or financial accommodations to the Company or to enter into or continue a financing arrangement with the Company, and is executed in consideration of CIT's doing or having done any of the foregoing.

         The Pledgor agrees that any of the foregoing shall be deemed to have been done or extended by CIT in consideration of and in reliance upon the execution of this Stock Pledge Agreement, but nothing herein shall obligate CIT to do any of the foregoing.

         The Pledgor shall be in default under this Stock Pledge Agreement upon the occurrence of any of the following (herein any such default shall be referred to as an "Event of Default"):

         1. the occurrence of any Event of Default under the Financing
Agreement;

         2. if any warranty, representation or statement contained in this Stock Pledge Agreement is materially or substantially breached, or is, or becomes materially or substantially untrue; or

         3. the commencement by or against Pledgor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that any such involuntary proceeding which is commenced against Pledgor is not dismissed within thirty (30) days.

         In the event of the happening of any such Event of Default, then on ten
(10) days prior notice to the Pledgor, without the curing of such default within such time, CIT may, without demand of performance, advertisement or notice of intention to sell, or of the time or place of sale, and without notice to redeem, or other notice or demand whatsoever to or upon the Pledgor (all and each of which demands, advertisements and/or notices are hereby expressly waived), forthwith or at any time or times thereafter, transfer to and/or register in CIT's name, or the name of CIT's nominee, any or all of the Pledged Collateral and/or collect, receive, appropriate and realize upon said Pledged Collateral. In addition, and also without any of the aforesaid demands, advertisements, and/or notices, upon the occurrence of any Event of Default as defined herein, CIT may sell, assign, transfer and deliver the whole or any part of the Pledged Collateral then held by CIT under this Stock Pledge Agreement or subject to this Stock Pledge Agreement in one or more parcels, at public or private sale or sales, at any Exchange Broker's Board, at CIT's office or elsewhere, on such terms and conditions, and at such prices as CIT may deem advisable, for cash, upon credit, or for future delivery, with the right on CIT's part to become the purchaser thereof at any such sale or sales, free and clear of any right to equity of redemption (which right or equity is hereby expressly waived and released). Any notice of sale, disposition, or other intended action by CIT required by applicable law and sent to the Pledgor at least ten (10) days prior to such action shall constitute reasonable notice to the Pledgor. Upon the occurrence of an Event of Default, CIT shall also have all rights and remedies available under the Uniform Commercial Code.

         Net proceeds of any such disposition as aforesaid, after deduction of all costs, including reasonable attorney's fees and expenses of every kind incurred therein, shall be applied to the payment in whole or in part, in such order as CIT may elect, of any of the Secured Obligations, whether then due or not due. CIT agrees to pay over and return any remaining balance to the Pledgor or to any person entitled thereto, upon proper demand being made therefor, and if there be any deficiency, the Company shall continue to be fully liable for same.

         Further, CIT is hereby expressly granted the right and irrevocable proxy, in the event of the happening of any Event of Default (as defined herein), and on ten (10) days prior notice to the Pledgor, without the curing of such Event of Default within such time, to transfer to itself or to its nominee any or all of the Pledged Collateral or to register same in CIT's name on the books of United or entity issuing same; to receive cash dividends, coupons and income thereon and to hold the same as additional collateral security hereunder, or to apply it against the Secured Obligations and to exercise any voting rights with respect to said Collateral for any purposes as CIT in its discretion deems advisable, and to otherwise exercise as to such Pledged Collateral, all rights, powers and remedies as the owner thereof.

         As long as no Event of Default shall have occurred hereunder, any voting rights incident to any Securities pledged as Pledged Collateral may be exercised by the Pledgor; provided, however, that the Pledgor will not exercise, or cause to be exercised, any such voting rights, without CIT's prior written consent, if the direct or indirect effect of such vote will result in an Event of Default hereunder.

         Other than the exercise of reasonable care to assure the safe custody of any Pledged Collateral in the possession of CIT from time to time, CIT does not have any obligation, duty or responsibility with respect to the Pledged Collateral. Without limiting the generality of the foregoing, CIT shall not have any obligation, duty or responsibility to do any of the following: (a) ascertain any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Pledged Collateral or informing the Pledgor with respect to any such matters; (b) fix, preserve or exercise any right, privilege or option (whether conversion, redemption or otherwise) with respect to the Pledged Collateral; (c) collect any amounts payable in respect of the Pledged Collateral (CIT being liable to account to Pledgor only for what CIT may actually receive or collect thereon); (d) sell all or any portion of the Pledged Collateral to avoid market loss or otherwise; or (e) hold the Pledged Collateral for or on behalf of any party other than the Pledgor.

         This Stock Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

         Pledgor hereby represents and warrants that (i) the Pledged Collateral is owned by Pledgor absolutely, and is free and clear of all liens and encumbrances except for the pledge in favor of CIT; (ii) there are no restrictions upon the pledge or transfer of any of the Pledged Collateral; (iii) that Pledgor has full right to pledge and transfer the same in accordance with the terms and conditions of this Stock Pledge Agreement, free of all encumbrances and without the consent of any other person, firm, entity or corporation and without the need to notify the issuing company and/or obtain their consent to the pledge; (iv) that any Securities pledged as Pledged Collateral have been duly authorized and validly issued and are fully paid and non-assessable, (v) any certificate evidencing Securities pledged as Pledged Collateral are valid and genuine and have not been altered, and (vi) that said Pledged Collateral is not subject to any assessment. Pledgor agrees to defend its title to the Pledged Collateral at its own cost and expense, and to pay, satisfy and discharge and any all assessments, liens or charges now or thereafter placed upon the Pledged Collateral.

         Unless CIT consents otherwise in writing or unless otherwise permitted by the Loan Agreement:

         (a) Pledgor will not sell, assign (by operation of law or otherwise) or transfer its rights in any of the Pledged Collateral;

         (b) Pledgor will not (i) grant a lien or security interest in or execute, file or record any financing statement or other security instrument with respect to the Pledged Collateral to any party other than to CIT, or (ii) deliver actual or constructive possession of any certificate, instrument or document evidencing and/or representing any of the Pledged Collateral to any party other than to CIT;

         (c) Pledgor will not take or fail to take any action which would in any manner impair the enforceability of CIT's security interest in any Pledged Collateral; or

         (d) Pledgor will not enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Securities pledged as Pledged Collateral, except as consented to in writing by CIT.

         In the event that it becomes necessary to comply with any Federal or State law or regulation or to make or file any registration thereunder in order for CIT to exercise any of your rights hereunder, the Pledgor expressly agrees to do or will cause to be done all acts and prepare and execute all documents necessary to affect such compliance or registration, and to bear all reasonable costs in connection therewith. Pledgor agrees to indemnify and to hold CIT harmless from and against any claim or liability; and to hold CIT harmless from and against any claim or liability caused by (i) any untrue statement of material fact, or omission to state a material fact (as required in any registration or prospectus) or (ii) a failure to register or comply with any such law or regulation.

         The Pledgor recognizes that CIT may be unable to effect a public sale of any or all of the Collateral, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities law or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to CIT than if such sale were a public sale and agrees that such circumstances shall not, in and of themselves, result in a determination that such sale was not made in a commercially reasonable manner. CIT shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the issuer agrees to do so.

         Pledgor affirms and certifies that the Secured Obligations were not, and will not be, incurred for the purpose of providing or obtaining any credit for purchasing or trading in registered equity securities or other marketable securities.

         Pledgor hereby agrees to deliver to CIT any certificates, documents or other instruments evidencing any of the Pledged Collateral, to execute all necessary stock powers in blank, to have the signatures on said powers guaranteed, to execute a letter or other form confirming that the Pledged Collateral is not being pledged to CIT for the purpose of providing or obtaining any credit for purchasing or trading in registered equity securities or other marketable securities, and to execute any further documents or papers whatsoever in order (i) to perfect and protect CIT's security interest in the Pledged Collateral, (ii) to enable CIT to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, and (iii) to otherwise carry out the intent and purpose of this Stock Pledge Agreement.

         The pledge provided for herein shall be in addition to, and shall not be deemed to affect, modify or limit any other rights, collateral, agreements or security which CIT may now or hereafter hold whether granted or given to CIT by the Pledgor, Company, United, Parent or by any other person, firm or corporation.

         It is understood and agreed that the rights and remedies herein enumerated are not intended to be exhaustive but are in addition to any other rights or remedies at law or in equity. CIT shall have the absolute right in its sole discretion to determine the order in which its rights and remedies are to be exercised, and CIT's exercise of any right or remedy shall not preclude the exercise of any other rights or remedies or be deemed to be a waiver thereof. No act of forbearance, or agreement to forebear the enforcement of, or extension of the date of maturity of, any Secured Obligation, shall in any way constitute a release of, or a waiver or relinquishment of any of CIT's rights or remedies.

         CIT AND PLEDGOR HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS STOCK PLEDGE AGREEMENT. PLEDGOR HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED. PLEDGOR IRREVOCABLY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST PLEDGOR IN SUCH COURTS. IN NO EVENT WILL CIT BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

         The Pledgor expressly waives and relinquishes any rights of subrogation, reimbursement, indemnity or recourse to or with respect to any of the assets or properties of the Company until the Secured Obligations have been indefeasibly paid in full to CIT.

         To the extent required, Pledgor hereby consents to the pledge to CIT of the Capital Stock of Parent by the other shareholders of Parent.

         All obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

         (i) any lack of validity or enforceability of the Financing Agreement, any other Loan Document, or any other agreement or instrument relating thereto;

         (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Financing Agreement, any other Loan Document, or any other agreement or instrument relating thereto;

         (iii) any exchange, release or non-perfection of any collateral or the pledge of any additional collateral or the failure to recover in respect thereof pursuant to any remedy or right of CIT's contained in this Agreement, the Financing Agreement or any other Loan Document, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

         (iv) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Stock Pledge Agreement, the Financing Agreement or any other Loan Document; or

         (v) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Company, United, Parent or Pledgor (other than indefeasible payment in full of the Secured Obligations).

         This Stock Pledge Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Stock Pledge Agreement. Delivery of an executed counterpart of this Stock Pledge Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Stock Pledge Agreement. Any party delivering an executed counterpart of this Stock Pledge Agreement by telefacsimile also shall deliver an original executed counterpart of this Stock Pledge Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Stock Pledge Agreement.

         If any provision hereof is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

         THIS STOCK PLEDGE AGREEMENT IS NOT GIVEN IN REPLACEMENT OR NOVATION OF THAT CERTAIN STOCK PLEDGE AGREEMENT DATED JULY 14, 2004, EXECUTED BY PLEDGOR, IN FAVOR OF CIT, COVERING CAPITAL STOCK IN UNITED OWNED BY PLEDGOR (THE "UNITED STOCK PLEDGE AGREEMENT"). THIS STOCK PLEDGE AGREEMETN IS NOT INTENDED AS, AND SHALL NOT BE CONSTRUED AS, A RELEASE OR IMPAIRMENT OF THE AGREEMENTS AND OBLIGATIONS OF THE PARTIES TO THE UNITED STOCK PLEDGE AGREEMENT. EACH PARTY HERETO HEREBY AGREES THAT ALL PROVISIONS OF THE UNITED STOCK PLEDGE AGREEMENT ARE HEREBY RATIFIED AND CONFIRMED AND SHALL REMAIN IN FULL FORCE AND EFFECT. IN ADDITION TO AND NOT IN LIMITATION OF THE FOREGOING, THE EXISTING SECURITY INTERESTS IN THE COLLATERAL PLEDGED PURSUANT TO THE UNITED STOCK PLEDGE AGREEMENT (SUCH COLLATERAL BEING HEREINAFTER REFERRED TO AS "UNITED STOCK") ARE NOT EXTINGUISHED HEREBY; AND THE MAKING, PERFECTION, AND PRIORITY OF SUCH EXISTING SECURITY INTERESTS IN THE UNITED STOCK SHALL CONTINUE IN FULL FORCE AND EFFECT; AND TO THE EXTENT THE PLEDGED COLLATERAL, WHETHER BY OPERATION OF LAW OR OTHERWISE, CONSTITUTES PROCEEDS OF THE UNITED STOCK OR IS OTHERWISE IN ANY WAY ISSUED IN REPLACEMENT OR SUBSTITUTION FOR THE UNITED CAPITAL STOCK OR, WHETHER BY OPERATION OF LAW OR OTHERWISE, THE UNITED STOCK HAS BEEN CONVERTED OR COMBINED INTO OR EXCHANGED FOR THE PLEDGED COLLATERAL, THE EXISTING SECURITY INTERESTS IN THE UNITED STOCK SHALL CONTINUE IN AND BE EFFECTIVE AS A LIEN AGAINST THE PLEDGED COLLATERAL.

         THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS STOCK PLEDGE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         Pledgor has represented and warranted to CIT that on or after the date hereof, Pledgor will cause the name of United to be legally changed to UFE Corporation ("Name Change"). Therefore, on the legally effective date of the Name Change, all references in this Stock Pledge Agreement to "United" shall be deemed to be references to UFE Corporation, a Texas corporation.


              [The Remainder of this Page Intentionally Left Blank]

         This Stock Pledge Agreement and the other Loan Documents referenced herein or contemplated hereby constitute the entire agreement between CIT and Pledgor; supersede any prior agreements; can be changed only by a writing signed by both CIT and Pledgor; shall be binding on the heirs, administrators, executors, successors and assigns of Pledgor; and shall inure to the benefit of CIT and its respective successors and assigns.

                                                 Very truly yours,

                                                 /s/ Scott Heller
                                                 ------------------------------
                                                 SCOTT HELLER
                                                 Address: 5509 Grassland Blvd.
                                                          Midland, Texas  79707

                      SCHEDULE A TO STOCK PLEDGE AGREEMENT
                            EXECUTED BY SCOTT HELLER

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       ISSUER                 OWNER        CERTIFICATE #         # OF SHARES
--------------------------------------------------------------------------------
United Fuel &
  Energy Corporation       SCOTT HELLER       17 & 19              865,000
--------------------------------------------------------------------------------